THE TOPPS COMPANY, INC.
                              ONE WHITEHALL STREET
                             NEW YORK, NY 10004-2109


May 27, 1998


Mr. Arthur T. Shorin
400 East 56th Street
New York, NY 10022

Dear Mr. Shorin:

The Topps Company, Inc. (the "Company") hereby agrees with you to the following amendment to your Employment Agreement with the Company, dated as of October 28, 1991, as amended on May 18, 1994, May 19, 1995, May 22, 1996 and May 22, 1997
(the "Agreement") (the amendments to the Agreement hereafter referred to as the "Amendments").

This will confirm your agreement to the limited reduction of your annual base salary for calendar year 1998 by $246,000 in consideration for the Company granting to you options for an additional 246,000 shares of common stock of the Company. This limited reduction will entitle you to an annual base salary during 1998 equal to $576,000.

The amendment set forth herein shall apply only to your annual base salary for the 1998 calendar year, shall be limited precisely as written and shall not be deemed to be a modification or waiver of any right or remedy which the parties hereto may now have or may have in the future under or in connection with the Agreement, the Company's Pension Plan, as supplemented by the supplemental pension benefit arrangement between the Company and you as set forth in the letter agreement dated May 19, 1986, as amended on May 18, 1994 (the "Pension Agreement") or the Company's Incentive Bonus Plan for fiscal year 1999 (the "Bonus Plan"), including, without limitation, (I) the right to have termination payments required to be made under Section 7 of the Agreement calculated to include all salary increases required to have been provided under the terms of the Agreement, without regard to the limited waivers of such increases made by the Amendments, or the reduction provided for in this amendment, (ii) the right to have benefits required to be made under the Pension Agreement calculated to include your 1998 salary with the reduction provided for in this amendment, or
(iii) the right to have you bonus opportunity and consequential bonus amount under the Bonus Plan calculated to include your 1998 salary without the reduction provided for in this amendment. Except as provided herein, the Agreement shall remain unchanged and in full force and effect. This Amendment may be executed in counterparts, which taken together shall constitute one and the same amendatory instrument.

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This  Amendment  shall be governed by and  construed  and enforced in accordance with the laws of the State of New York.

Very truly yours,

THE TOPPS COMPANY, INC.


By:_______________________          __________________________
                                         Arthur T. Shorin